UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2015

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Financing Agreement (as defined below), the DIP LC Agreement (as defined below) and the Plan Sponsorship Agreement (as defined below) is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On January 15, 2015 (the “Petition Date”), The Wet Seal, Inc. (the “Company”) and its three subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re The Wet Seal, Inc., et al.”, Case Nos. 15-10081-10084 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

DIP Financing Agreement

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 15, 2015 (the “DIP Financing Agreement”), by and among the Debtors and B. Riley Financial, Inc., as Lender. The DIP Financing Agreement provides for a senior secured, super-priority credit facility (the “DIP Financing”) of up to $20.0 million on the closing date of the DIP Financing, and the availability of which is reduced by an $5.0 million availability block (the “Availability Block”), which Availability Block is subject to reduction at the sole discretion of the Lender. Loans under the DIP Financing will be capped at the lesser of this commitment and a borrowing base (which is subject to reserves) and prior to the later of the entry of a final borrowing order by the Bankruptcy Court and approval of an initial budget by the Lender, availability under the DIP Financing will be limited to $1.0 million. The DIP Financing will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing on an interim basis.

The Debtors anticipate using the proceeds of the DIP Financing primarily for (i) for purposes permitted by orders of the Bankruptcy Court, including ongoing debtor-in-possession working capital purposes, (ii) the payment of fees, costs and expenses, and (iii) other general corporate purposes, in each case, only to the extent permitted under applicable law, the DIP Financing Agreement, the orders of the Bankruptcy Court, and in accordance with the approved budget, and further subject to certain exceptions as set forth in the DIP Financing Agreement.

The maturity date of the DIP Financing is the earlier of (a) February 16, 2015, unless the final borrowing order shall have been entered by the Bankruptcy Court on or before such date, in which case such maturity date shall mean May 15, 2015 unless otherwise extended by the Lender in its discretion, and (b) the date on which the Plan Sponsor (as defined below) terminates the Plan Sponsorship Agreement.

Interest on the outstanding principal amount of loans under the DIP Financing shall be payable monthly in arrears and on the maturity date at a per annum rate equal to 10.25%. Debtors shall pay to the Lender a commitment fee equal to (i) on January 24, 2015, (a) 2.50% multiplied by (b) an amount equal to the remainder of $20.0 million minus the Availability Block then in effect, and (ii) on any date on which the Lender reduces the Availability Block, (a) 2.50% multiplied by (b) the amount of such reduction. Upon an event of default, all obligations under the DIP Financing Agreement shall bear interest at a rate equal to the then current rate plus an additional 2% per annum.

Pursuant to the terms of the DIP Financing Agreement, the domestic subsidiaries of the Company which are not borrowers under the DIP Financing will guarantee the obligations of the borrowers under the DIP Financing. Subject to certain exceptions, the DIP Financing will be secured by a first priority perfected security interest in substantially all of the assets of the Debtors, including control over certain of the Debtors’ deposit accounts. The security interests and liens are subject only to certain carve outs and permitted liens, as set forth in the DIP Financing Agreement. The DIP Financing is subject to certain covenants, including, without limitation, related to the incurrence of additional debt, liens, the making of restricted payments and the deposit of the Company’s cash into a blocked account if the Company’s liquidity is below $5.0 million, the Company’s failure to comply with the approved budget and certain bankruptcy related covenants, in each case as set forth in the DIP Financing Agreement. The DIP Financing is subject to certain prepayment events, including, without limitation, upon the sale of certain assets, and certain events of default, including, without limitation, payment defaults, cross-defaults to other indebtedness, certain bankruptcy related defaults and the failure of Edmond S. Thomas to continue to serve as the chief executive officer of the Company, in each case as set forth in the DIP Financing Agreement.

The foregoing description of the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Financing Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

DIP LC Agreement

In addition, in connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured, Super-Priority Debtor-in-Possession Letter of Credit Agreement, dated as of January 15, 2015 (the “DIP LC Agreement”), by and among the Debtors and Bank of America, N.A., as L/C Issuer. The DIP LC Agreement provides for a senior secured, super-priority debtor-in-possession letter of credit facility (the “DIP LC Financing”) of up to approximately $18.3 million on the closing date of the DIP LC Financing. The DIP LC Financing will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP LC Financing on an interim basis.

The DIP LC Financing will be comprised of approximately $10.8 million of letters of credit outstanding under the Prepetition Credit Agreement (as defined below) and up to $7.5 million of additional letters of credit that may be issued under the DIP LC Agreement. Additional letters of credit will be available to the Debtors under the DIP LC Agreement until the earliest of (i) April 30, 2015, (ii) the date on which the maturity of the obligations under the DIP LC Agreement are accelerated and the commitment and the L/C Issuer’s obligation to issue letters of credit thereunder is terminated, (iii) the date on which a sale of substantially all of the assets or equity of the Debtors is consummated, or (iv) the effective date of a plan of reorganization of the Debtors.

A letter of credit fee on the outstanding stated amount of letters of credit under the DIP LC Financing shall be payable monthly in arrears at a per annum rate equal to 2.50%. The Debtors shall also pay to the L/C Issuer a closing fee. The Debtors shall pay to the L/C Issuer a commitment fee equal to 0.50% multiplied by the actual daily amount by which the commitment under the DIP LC Agreement exceeds the outstanding amount of obligations thereunder and shall be payable monthly in arrears. Upon an event of default, all obligations under the DIP LC Agreement shall bear interest at a rate equal to the then current rate plus an additional 2% per annum.

The cash collateral on deposit under the Prepetition Credit Agreement shall be deemed held under the DIP LC Agreement, each additional letter of credit issued under the DIP LC Agreement will be cash collateralized in an amount equal to 103% of the face amount of such letter of credit and the DIP LC Financing will be secured by a first priority perfected security interest in such cash collateral securing the repayment of all letters of credit issued, or deemed issued, under the DIP LC Agreement, which cash collateral will be subject to release upon the satisfaction of the conditions set forth in the DIP LC Agreement. The DIP LC Financing is subject to certain covenants, including, without limitation, related to liens and certain bankruptcy related covenants, as set forth in a DIP LC Agreement. The DIP LC Financing is subject to certain events of default, including, without limitation, payment defaults, cross-defaults to other indebtedness and certain bankruptcy related defaults, in each case as set forth in the DIP LC Agreement.

In connection with the DIP LC Financing, the Debtors entered into a Pledge and Security Agreement with Bank of America, N.A., as L/C Issuer and Pre-Petition Agent (the “Pledge and Security Agreement”).

The foregoing description of the DIP LC Financing does not purport to be complete and is qualified in its entirety by reference to the DIP LC Agreement and Pledge and Security Agreement filed as Exhibits 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Plan Sponsorship Agreement

On January 15, 2015 the Debtors entered into a Plan Sponsorship Agreement (the “Plan Sponsorship Agreement”) with B. Riley Financial, Inc. (the “Plan Sponsor”). Pursuant to the Plan Sponsorship Agreement, the Plan Sponsor will sponsor the Debtors in a plan of reorganization to be filed by the Company with support of the Plan Sponsor. Subject to the terms and conditions of the Plan Sponsorship Agreement, on the effective date of the plan, the Plan Sponsor will purchase 80.0% of the newly issued common stock of the reorganized Company in exchange for an aggregate amount of $20 million, consisting of the conversion of the outstanding principal amount under the DIP Financing and the remainder in cash. In addition, the unsecured claims not otherwise settled or resolved under the terms of the Plan will be entitled to the remaining 20.0% of the newly issued common stock of the reorganized Company or a cash payment, in an amount to be further agreed between the Debtors and Plan Sponsor.

The Plan Sponsorship Agreement provides that the Debtors and the Plan Sponsor will take certain specified actions and make certain specified filings with the Bankruptcy Court with respect to the confirmation and consummation of the Plan. The Plan is subject to certain conditions precedent, including the entry by the Bankruptcy Court of a confirmation order not subject to any stay on enforcement and reasonably satisfactory to the Plan Sponsor and all actions, documents and agreements necessary to implement the Plan shall have been effected or executed and delivered as required by the Plan. On the effective date of the Plan, all previously outstanding equity securities of the Company and all rights to convert, exchange or receive Company equity securities shall be deemed canceled and of no further force and effect.

The Plan Sponsor has the right to terminate the Plan Sponsorship Agreement following the occurrence of certain termination events set forth in the Plan Sponsorship Agreement, including (i) the Company fails to perform its obligations under the Plan Sponsorship Agreement or an event or occurrence required by the Plan Sponsorship Agreement does not occur, in each case by the applicable deadlines in the Plan Sponsorship Agreement, (ii) the reorganized Company fails to obtain a revolving credit facility to fund its operations on and after the effective date, (iii) material modifications are made to the Plan that are inconsistent with the Plan Sponsorship Agreement, (iv) the occurrence of an event of default under the DIP Financing that remains uncured, (v) the filing of a motion by the Company or the entry of an order by the Bankruptcy Court to appoint a trustee, receiver or examiner for the Company or to convert any Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, (vi) a material breach of the Plan Sponsorship Agreement by the Company which is not cured within 10 business days following receipt of notice from the Plan Sponsor, (vii) the occurrence of an event or condition that results or would be reasonably expected to result, individually or in the aggregate, in a material adverse effect on the business, financial condition or results of operation of the Company or on the ability of the Company to consummate the transactions contemplated by the Plan Sponsorship Agreement and the Plan, subject to certain exceptions, (viii) a court or regulatory authority having jurisdiction over the Company issues an order that restricts, prevents or prohibits the Plan in a manner that cannot reasonably be remedied or enters a final, non-appealable judgment or order declaring any material provision of the Plan Sponsorship Agreement to be illegal, invalid or unenforceable, and (ix) Edmond S. Thomas or a replacement acceptable to the Plan Sponsor ceases to be the chief executive officer of the Company.

The Company has agreed that it will not solicit inquiries or proposals or engage in negotiations or have discussions regarding an alternative transaction, except as expressly permitted in the Plan Sponsorship Agreement. Subject to the terms and conditions of the Plan Sponsorship Agreement, the Company may terminate the Plan Sponsorship Agreement in order to enter into a definitive agreement in respect of a superior proposal, or following a specified intervening event, if the board of directors of the Company determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the fiduciary obligations of the board of directors of the Company under applicable law, and after the Company has provided notice to the Plan Sponsor and provided such Plan Sponsor the opportunity to negotiate with the Company to improve the terms of the Plan Sponsorship Agreement. In the event the Company terminates the Plan Sponsorship Agreement in connection with such a superior proposal or intervening event, it has agreed to pay to the Plan Sponsor a break-up fee equal to $1 million plus the Plan Sponsor’s reasonable out-of-pocket fees and expenses (i) via wire transfer of immediately available funds upon the closing of a superior proposal or (ii) upon payment of other allowed administrative expenses of the Company under section 503 of the Bankruptcy Code in the event such superior proposal does not close or if such termination is in connection with an intervening event.

The foregoing description of the Plan Sponsorship Agreement does not purport to be complete and is qualified in its entirety by reference to the Plan Sponsorship Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The items set forth above in Item 1.03 of this Form 8-K regarding the DIP Financing and DIP LC Financing is hereby incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described above constitutes an event of default under the Company’s Amended and Restated Credit Agreement dated as of February 3, 2011 (as amended, the “Prepetition Credit Agreement”) with the Debtors, Bank of America, N.A., as the administrative agent, collateral agent, L/C issuer and swing line lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner, and the other lenders party thereto. As a result of the filing of the Chapter 11 Cases, all commitments under the Prepetition Credit Agreement were terminated and all loans (with accrued interest thereon) and all other amounts outstanding under the Prepetition Credit Agreement (including, without limitation, all amounts under any letters of credit) became immediately due and payable. As of January 12, 2015, there were no outstanding borrowings under the Prepetition Credit Agreement and approximately $10.8 million outstanding letters of credit. The letters of credit outstanding, and cash collateral related thereto, under the Prepetition Credit Agreement shall be deemed to be transferred to and made under the DIP LC Agreement. The remaining contingent obligations under the Prepetition Credit Agreement will be cash collateralized in an amount equal to $1.5 million, which cash collateral will be subject to release upon the satisfaction of the conditions.

In addition, the commencement of the Chapter 11 Cases described above constitutes an event of default under the Company’s Senior Convertible Note (the “Note”) dated September 3, 2014 issued by the Company to Hudson Bay Master Fund Ltd. (the “Holder”) in the original principal amount of $27,000,000. As of January 15, 2015, the outstanding principal balance of the Note was approximately $24.9 million. As a result of the filing of the Chapter 11 Cases, under the terms of the Note, the Holder may seek immediate payment of the default redemption price under the Note of approximately $28.9 million, plus costs of collection, including attorneys’ fees and disbursements.

As a result of the filing of the Chapter 11 Cases, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at http://www.donlinrecano.com/Clients/wsi/Index.

A copy of the press release dated January 16, 2015 announcing that the Company had filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. If the plan of reorganization contemplated by the Plan Sponsorship Agreement is consummated, the Company’s outstanding Class A common stock will be extinguished and the holders of the Company’s outstanding Class A common stock will not receive any consideration.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Forward-looking statements may be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on December 10, 2014, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully execute its strategic steps; the transactions contemplated by the DIP Financing Agreement, the DIP LC Agreement and Plan Sponsorship Agreement are subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate the transactions contemplated by the Plan Sponsorship Agreement with respect to the Chapter 11 Cases, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate the transactions contemplated by the Plan Sponsorship Agreement, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) the ability to execute the Company’s business and transactions contemplated by the Plan Sponsorship Agreement, and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibit Index appearing after the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: January 16, 2015	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 15, 2015, between B. Riley Financial, Inc. and The Wet Seal, Inc. and its subsidiaries

10.2	Senior Secured, Super-Priority Debtor-in-Possession Letter of Credit Agreement, dated as of January 15, 2015, between Bank of America, N.A. and The Wet Seal, Inc. and its subsidiaries

10.3	Pledge and Security Agreement, dated as of January 15, 2015, between Bank of America, N.A., and The Wet Seal, Inc. and its subsidiaries

10.4	Plan Sponsorship Agreement, dated as of January 15, 2015, between B. Riley Financial, Inc. and The Wet Seal, Inc.

99.1	Press release, dated January 16, 2015, issued by the Company